Exhibit (a)(7) Schedule of Employee Meetings

OPTION EXCHANGE PROGRAM

SCHEDULE OF EMPLOYEE MEETINGS

DURHAM, NORTH CAROLINA—BUILDING 10 AUDITORIUM

Thursday, February 20, 2003

9:00 AM

11:00 AM

6:30 PM

Friday, February 21, 2003

9:00 AM

2:00 PM

6:30 PM

GOLETA, CALIFORNIA—MAIN CONFERENCE ROOM

Monday, March 3, 2003

2:00 PM

3:00 PM

SUNNYVALE, CALIFORNIA—TRAINING ROOM

Tuesday, March 4, 2003

10:00 AM

11:00 AM

This Schedule of Employee Meetings was prepared in connection with Cree’s Offer to Exchange dated February 14, 2003. If you have any questions about this information, please contact the

Stock Plan Help Desk by telephone at (919) 313-5800, by e-mail addressed to

stockplan_helpdesk@cree.com, or by mail addressed to

Stock Plan Administrator, Cree, Inc.,

4600 Silicon Drive, Building 10, Durham, NC 27703.